Exhibit 10.19

AMENDMENT NO. 2 TO WARRANT

Reference is made to that certain Warrant, issued to Stuart Benson effective as of April l, 2002 and Amendment No. 1 thereto dated April 3, 2003, which Warrant entitles Mr. Benson to purchase 1,340,000 shares of Vital Living, Inc.’s (the “Company”) common stock subject to certain anti-dilution.

The Warrant shall be deemed amended in the following respects:

(i)                                     The Preamble and Section 1 of the Warrant shall be deemed amended by changing the number of Shares covered to 6,130,000.

(ii)                                  Section 8 of the Warrant shall be amended and restated as follows:

“This Warrant may be assigned, in whole or in part, at any time or from time to time, to any bona fide third party, provided that such transfer is in compliance with all applicable state and federal securities laws.”

(iii)                               Section 10 of the Warrant shall be amended and restated by eliminating Section 10(b), retaining only Section 10(a) as follows:

10.                                 Effect of Stock Split, etc.

(a)                                            If the Company, by stock split, stock dividend, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then: (1) the number and/or class of shares as so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and (2) the Warrant purchase price in effect, and the number of shares purchasable under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent). Irrespective of any adjustment or change in the Warrant purchase price or the number of shares purchasable under this or any other Warrant of like tenor, the Warrants therefore and thereafter issued may continue to express the Warrant purchase price per share and the number of shares purchasable as the Warrant purchase price per share and the number of share purchasable were expressed in the Warrant when initially issued.

This Amendment shall be effective as of the August 21, 2003.

Vital Living, Inc.

By:
Bradley Edson

Stuart Benson